U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GOLDSPAN RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	1000	Applied For
(State or other jurisdiction of incorporation or organization)	(Standard IndustrialClassification)	(IRS Employer Identification Number)

Suite #204 - 1155 Seymour Street, Vancouver, B.C. Canada V6B 1K2	Val-U-Corp. Services, Inc. 1802 N. Carson, Ste. 212,Carson City, NV 89701
(Name and address of principal executive offices)	(Name, address and telephone of agent for service)

Registrant's telephone number, including area code: (604) 779-4099
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	2,544,000 shares	$0.20	$508,800	$15.62

(1)	This price was arbitrarily determined by Goldspan Resources, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

SUBJECT TO COMPLETION, Dated October 2, 2007

PROSPECTUS
GOLDSPAN RESOURCES, INC.
2,544,000
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 2,544,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.20 per share. This offering will expire on March 25, 2008 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional six months.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.20	None	$0.20
Total	$508,800.00	None	$508,800.00

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: October 2, 2007

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business will fail	7
Because we will need additional financing to fund our extensive exploration activities, our auditors believe there is substantial doubt about our ability to continue as a going concern	8
Because we have only recently commenced business operations, we face a high risk of business failure	8
Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail	8
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	9
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure	9
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability	9
Because access to the Pepper Hope mineral claims may be restricted by inclement weather, we may be delayed in our exploration efforts	10
Because our president has agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	10
Because our president, Mr. Jeff Wiegel, owns 31.08% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions influenced by Mr. Wiegel are inconsistent with the best interests of other stockholders	10
Because our president, Mr. Jeff Wiegel, owns 31.08% of our outstanding common stock the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	10
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	11
Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.	11
Risks Related To Legal Uncertainty	11
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase	11
If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.	12

Because the Province of British Columbia owns the land covered by the Pepper Hope mineral claims, our availability to conduct an exploratory program on the Pepper Hope mineral claim is subject to the consent of the Province of British Columbia and we can be ejected from the land and our interest in the land could be forfeit.	12
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	12
Risks Related To This Offering	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares	13
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	13
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	13
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Forward-Looking Statements	14
Use of Proceeds	14
Determination of Offering Price	14
Dilution	15
Selling Shareholders	15
Plan of Distribution	17
Legal Proceedings	18
Directors, Executive Officers, Promoters and Control Persons	19
Security Ownership of Certain Beneficial Owners and Management	20
Description of Securities	21
Interest of Named Experts and Counsel	23
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	23
Organization Within the Last Five Years	23
Description of Business	24
Plan of Operations	31
Description of Property	34
Certain Relationships and Related Transactions	35
Market for Common Equity and Related Stockholder Matters	36
Executive Compensation	38
Financial Statements	40
Changes in and Disagreements with Accountants	41
Available Information	41
Dealer Prospectus Delivery Obligation	41

Summary

Goldspan Resources, Inc.

We are in the business of mineral exploration. We have acquired a 100% interest in the Pepper Hope mineral claim located within the Nelson Mining Division of British Columbia. The record owner of the Pepper Hope mineral claims is Mr. Michael Hanson, who, together with our consulting geologist Mr. Richard A. Jeanne, secured the claim as a service to Goldspan Resources, Inc. Mr. Hanson electronically staked and recorded ownership in the Pepper Hope mineral claim under the electronic mineral claim staking and recording procedures established in the Province of British Columbia. A party is able to stake and record an interest in a particular mineral claim if no other party has an interest in the said claim that is in good standing and on record at the Provincial Mining Recorder’s Office. There is no formal agreement between Mr. Hanson and the Province of British Columbia.

The Pepper Hope claim is administered under the Mines Act of British Columbia. Our interest in the Pepper Hope mineral claim will continue into perpetuity provided that the minimum required expenditures toward exploration work on the claim are made in compliance with the Act. The required amount of expenditures toward exploration work is set by the Province of British Columbia and can be altered in their sole discretion. Currently, the amount required to be expended annually for exploration work within the first three years that the mineral claim is acquired is $4.00cn per hectare. If the mineral claim has been in place for longer than three years, the Province of British Columbia requires that the amount of exploration work expended annually is at least $8.00cn per hectare.

We have not commenced our planned exploration program. Our plan of operations is to conduct mineral exploration activities on the Pepper Hope mineral claim in order to assess whether this claim possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of copper, lead, zinc, silver, gold, and other metallic minerals. We have not, nor to our knowledge has any predecessor, identified any commercially exploitable reserves of these minerals on the Pepper Hope mineral claim. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Pepper Hope mineral claim.

The mineral exploration program, consisting of geological mapping and limited sampling, is oriented toward identifying potential mineral deposits within the Pepper Hope mineral claim.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before concluding whether there are commercially viable minerals present on the Pepper Hope mineral claim. Further phases beyond the current exploration program will be dependent upon a number of factors such as a consulting geologist’s recommendations based upon ongoing exploration program results, and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of July 31, 2007 we had $30,947 cash on hand and liabilities in the amount of $519. Accordingly, our working capital position as of July 31, 2007 was $30,428.

Since our inception through July 31, 2007, we have incurred a net loss of $3,585. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. Although our current working capital is sufficient to enable us to complete the initial exploration activities recommended by our consulting geologist, we will require additional financing in order to conduct any additional exploration that is significantly more extensive than that recommended in the report and to undertake any drilling which may be recommended by our geologist.

Our fiscal year ended is July 31.

We were incorporated on March 2, 2007, under the laws of the state of Nevada. Our principal offices are located at Suite #204 - 1155 Seymour Street, Vancouver, B.C. Canada V6B 1K2. Our resident agent is Val-U-Corp. Services, Inc. at 1802 N. Carson St., Suite 212, Carson City, NV 89701. Our phone number is (604) 779-4099.

The Offering

Securities Being Offered	Up to 2,544,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.20 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
8,044,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From inception March 2, 2007, to July 31, 2007 (Audited).
Cash	$30,947
Total Assets	$30,947
Liabilities	$519
Total Stockholder’s Equity	$30,428

Statement of Loss and Deficit	From inception March 2, 2007, to July 31, 2007 (Audited).
Revenue	$0
Loss for the Period	$3,585

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

As of July 31, 2007, we had cash in the amount of $30,947. Our cash on hand will allow us to complete the initial work program recommended by our consulting geologist. The recommended work program will consist of mapping, sampling, and geochemical analyses aimed at identifying and locating potential gold deposits hidden below the surface of the Pepper Hope property. If significant additional exploration activities are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our development of the claim. We currently do not have any operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require significant additional funds in order to place the Pepper Hope mineral claim into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $3,585 for the period from our inception, March 2, 2007, to July 31, 2007, and have no sales. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of an interest in mineral claims. Our auditors have issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just planned the initial stages of exploration on our recently -staked mineral claims. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 2, 2007, and to date have been involved primarily in organizational activities, the staking of our mineral claim, and obtaining independent consulting geologist’s report on this mineral claim. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Jeff Wiegel, our president and director, does not have any training as a geologist or an engineer. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Wiegel’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We have a verbal agreement with our consulting geologist that requires him to review all of the results from the exploration work performed upon the mineral claim that we have purchased and then make recommendations based upon those results. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan may be impaired if these parties do not perform in accordance with our verbal agreement. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the Pepper Hope mineral claim. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the exploration of the mineral claims if we exercise our option. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because access to the Pepper Hope mineral claim may be restricted by inclement weather, we may be delayed in our exploration efforts

Access to the Pepper Hope mineral claim may be restricted through some of the year due to weather in the area. The property is in an area which may be blanketed by snow during part of the year and which is accessed via dirt roads and 4x4 trails. During the winter months heavy snowfall can make it difficult to undertake work programs. In addition, access to some portions of the property may be restricted by the presence of heavy timber. Inclement weather in the winter months may make exploration activities unsafe and the planning of exploration activities unreliable. These limitations could result in significant delays in exploration efforts, as well as production in the event that commercial amounts of minerals are found. Significant delays in exploration and production, in the event that commercial amounts of minerals are found, would significantly increase the time that it would take to generate any operating revenues or ever achieve profitable operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Wiegel, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Wiegel nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of Mr. Wiegel, it is possible that Mr. Wiegel may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Jeff Wiegel owns 31.08% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Wiegel are inconsistent with the best interests of other stockholders.

Mr. Wiegel is our president, chief financial officer and sole director. He owns 31.08% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Wiegel may still differ from the interests of the other stockholders.

Because our president, Mr. Jeff Wiegel, owns 31.08% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Jeff Wiegel owns 2,500,000 shares of our common stock which equates to 31.08% of our outstanding common stock. There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Mr. Wiegel will eventually be eligible to sell his shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive. This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the large volume metallic minerals. Our exploration activities will be focused on attempting to locate commercially viable gold deposits on the Pepper Hope claim. Many of our competitors have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on the Pepper Hope mineral claim. If we are unable to retain qualified personnel to assist us in conducting mineral exploration activities on the Pepper Hope mineral claim if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Mining Act of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.

We are unaware of any outstanding native land claims on the Pepper Hope mineral claim. Notwithstanding, it is possible that a native land claim could be made in the future. The federal and provincial government policy is at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a native person or group claims an interest in the Pepper Hope mineral claim, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in this claim. The Supreme Court of Canada recently ruled that both the federal and provincial governments in Canada are now obliged to negotiate these matters in good faith with native groups and at no cost to us. Notwithstanding, the costs and/or losses could be greater than our financial capacity and our business would fail.

Because the Province of British Columbia owns the land covered by the Pepper Hope mineral claim, our availability to conduct an exploratory program on the Pepper Hope mineral claim is subject to the consent of the Province of British Columbia and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by the Pepper Hope mineral claim is owned by the Province of British Columbia. The availability to conduct an exploratory program on the Pepper Hope mineral claim is subject to the consent of the Province of British Columbia.

In order to keep the Pepper Hope mineral claims in good standing with the Province of British Columbia, the Province of British Columbia requires that before the expiry dates of the mineral claim that exploration work on the mineral claim valued at an amount stipulated by the government be completed together with the payment of a filing fee or payment to the Province of British Columbia in lieu of completing exploration work. In the event that these conditions are not satisfied prior to the expiry dates of the mineral claim, we will lose our interest in the mineral claim and the mineral claim then become available again to any party that wishes to stake an interest in these claims. In the event that either we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the Pepper Hope mineral claim.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,544,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 31.63% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.20 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,544,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933. The selling shareholders purchased their shares in two offerings completed on June 24, 2007 and June 29, 2007, respectively.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of July 31, 2006 including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,044,000 shares of common stock outstanding on July 31, 2007.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Elliot Blitzer 125a - 1030 Denman St, #211 Vancouver, BC V6G 2M6	200,000	200,000	zero	zero

Carle Proskin 3775 Arbutus Street Vancouver, BC V6J 3Z8	200,000	200,000	zero	zero
Parm Bhanwer 10131 Aintree Crescent Richmond, BC V7A 3T9	170,000	170,000	zero	zero
Christina Smalley 1026 W. 59th Avenue Vancouver, BC V6T 1Y2	170,000	170,000	zero	zero
Joe Vallee 174 E. 46th Avenue Vancouver, BC V5W 1Z4	170,000	170,000	zero	zero
Adrien Bouchard 202 - 1066 Hamilton Street Vancouver, BC V6B 2R9	150,000	150,000	zero	zero
Troy Busniak 202 - 1745 12th Avenue Vancouver, BC V6J 2E5	170,000	170,000	zero	zero
Janine Brisker 101 - 828 West 14th Avenue Vancouver, BC V5Z 1R1	150,000	150,000	zero	zero
Gordon Michasiw 1203 - 20800 Westminster Hwy Richmond, BC V6V 2W3	125,000	125,000	zero	zero
Glen Murray 302 - 1345 Comox Street Vancouver, BC V6E 4E4	125,000	125,000	zero	zero
Craig MacMillan 358 East 11th Street Vancouver, BC V7L 2G9	150,000	150,000	zero	zero
Joanna Konkin 5787 Berkeley Street Vancouver, BC V5R 1H3	125,000	125,000	zero	zero
Stanley Fiddis 2594 Grant Street Vancouver, BC V5K 3G7	125,000	125,000	zero	zero
Cari-Lee Stevens 5 - 1315 W. 6th Avenue Vancouver, BC V6H 1A7	125,000	125,000	zero	zero
Molly Trussler 4737 Ranger Avenue North Vancouver, BC V7R 3L9	100,000	100,000	zero	zero
Allison Cousins 2344 Carmaria Crescent North Vancouver, BC V7J 3M4	100,000	100,000	zero	zero

Patrick Chan 205 - 13918 72nd Avenue Surrey, BC V3W 0T4	70,000	70,000	zero	zero
Bernie Pawlik 1051 Boring Avenue Richmond, BC V7B 1J1	70,000	70,000	zero	zero
Laurie Proskin 3775 Arbutus Street Vancouver, BC V6J 3Z8	7,500	7,500	zero	zero
Susanne Blitzer 125a - 1030 Denman, #211 Vancouver, BC V6G 2M6	7,500	7,500	zero	zero
Julie Bhanwer 10131 Aintree Crescent Richmond, BC V7A 3T9	6,000	6,000	zero	zero
Fran Doyle 203 - 685 W. 7th Avenue Vancouver, BC V5Z 1B6	6,000	6,000	zero	zero
Pauleen Vallee 174 E. 46th Avenue Vancouver, BC V5W 1Z4	5,000	5,000	zero	zero
Doug Trussler 4737 Ranger Avenue North Vancouver, BC V7R 3L9	5,000	5,000	zero	zero
Patricia Reitveld- Chan 205 - 13918 72nd Avenue Surrey, BC V3W 0T4	5,000	5,000	zero	zero
Chris Walker 1797 W. 13th Avenue Vancouver, BC V6J 2H2	3,500	3,500	zero	zero
Natasha DeFazio 635 East Georgia Street Vancouver, BC V6A 2A2	3,500	3,500	zero	zero

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.20 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of thisprospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any ofour securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Val-U-Corp. Services, Inc. at 1802 N. Carson St., Suite 212, Carson City, NV 89701.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages are as follows:

Directors :

Name	Age
Jeff Wiegel	41

Executive Officers:

Name	Age	Office(s)
Jeff Wiegel	41	President, CEO, Treasurer, Secretary, Director

Set forth below is a brief description of the background and business experience of executive officers and directors.

Jeff Wiegel is our CEO, CFO, President, Secretary, Treasurer and sole director. Mr. Wiegel brings more than 12 years of business experience including fixed asset and lease financing, along with key experience in realestate and business development.

From February 2002 - Present. Mr. Wiegel has been the Vice President of Streamline Properties Inc. Streamline Properties is a Vancouver, B.C. based developer specializing in the creation of boutique and environmentally friendly buildings, using structured private investment.

From February 2002 - Present, Mr. Wiegel has been the president of NHB Financial, Inc. HNB is a diversified financial services company specializing in asset finance, specifically: vehicles, equipment, and real estate.

From July 1998 - January 2002. Mr. Wiegel was the Vice President of Finance for Alternative Funding Inc. Mr. Wiegel was engaged to obtain private funds for leveraged lease financing and developed equipment lease finance programs for small / medium sized companies.

August 1995 - June 1998. Mr. Wiegel was engaged by First Continental Bancorp to establish and maintain vendor / consumer lease finance programs, and assisted with development of a proprietary asset securitization structure for heavy equipment and manufactured housing.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Jeff Wiegel is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.
A verbal agreement with our consulting geologist provides that he will review all of the results from the exploratory work performed upon the site and make recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologist firms performing similar consulting services.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

4.	A verbal agreement with Mr. Wiegel to provide us with office space, telephone answering and secretarial services for $400 per month, to be reviewed annually.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 31, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Jeff Wiegel Suite# 204 - 1155 Seymour St. Vancouver, BC V6B 1K2	2,500,000	31.08%
Common Stock	All Officers and Directors as a Group (one person)	2,500,000	31.08%

Common Stock	5% Shareholders

Common Stock	Michael Knight 227 - 280 Nelson Street Vancouver, BC V6B 2E2	500,000	6.22%
Common Stock	Brenda Sanders 2026 Gillis Crescent Merritt, BC V1K 1H9	500,000	6.22%
Common Stock	Jaime Wiegel 2021 - 622 Front Street Vancouver, BC V1L 4B7	500,000	6.22%
Common Stock	Barry McNabb 6022 Chancellor Mews Vancouver, BC V6T 2J5	500,000	6.22%
Common Stock	Bill Vallee 685 7th Avenue Vancouver, BC V5Z 1B6	500,000	6.22%
Common Stock	Keith Stacy 202 - 1510 1st Avenue Vancouver, BC V6J 4S3	500,000	6.22%

(1)	The percent of class is based on 8,044,000 shares of common stock issued of July 31, 2007. and outstanding as

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of July 31, 2007, there were 8,044,000 shares of our common stock issued and outstanding. Our shares are held by thirty-four (34) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David S. Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Moore & Associates has presented their report with respect to our audited financial statements. The report of Moore & Associates is included in reliance upon their authority as experts in accounting and auditing.

Richard A. Jeanne, consulting geologist, has provided a geological evaluation report on the mineral claims. He was employed on a flat rate consulting fee and he has no interest, nor does he expect any interest in the property or securities of Goldspan Resources, Inc.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on March 2, 2007 under the laws of the state of Nevada. We hold a 100% interest in the Pepper Hope mineral claim, located in the Nelson Mining Division of the Province of British Columbia.

Mr. Jeff Wiegel is our President, CEO, Secretary, Treasurer, and sole director.

Description of Business

In General

We are an exploration stage company that intends to engage in the exploration of mineral properties. We have acquired a mineral claim that we refer to as the Pepper Hope mineral claim. Exploration of this mineral claim is required before a final determination as to its viability can be made.

The property is located about 40 km (≈25 miles) south of the city of Nelson in the Sheep Creek mining camp in southeastern British Columbia, Canada. It can be accessed from route 3, south of the community of Salmo via about 5 km (≈3 miles) of dirt roads. Data in published reports and geologic maps of the area reveal that there may be potential for hidden gold deposits on the Pepper Hope property.

Our plan of operations is to carry out exploration work on this claim in order to ascertain whether it possesses commercially exploitable quantities of gold, silver, copper, lead, and zinc. We will not be able to determine whether or not the Pepper Hope mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

Phase I of our exploration program will begin in the Winter of 2007/2008 and will cost approximately $2,400. This phase will consist of a thorough review of the geologic literature and compilation of maps and cross sections pertinent to the Pepper Hope property. Phase II of our program will consist of on-site surface reconnaissance, mapping, and sampling, followed by geochemical analyses of the various samples gathered. Phase II of our exploration program will cost approximately $6,850 and will commence in the Summer of 2008. The existence of commercially exploitable mineral deposits in the Pepper Hope mineral claim is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

Acquisition of the Pepper Hope mineral claim.

We have acquired a 100% interest in the Pepper Hope mineral claim located within the Nelson Mining Division of British Columbia. The claims was electronically staked and recorded under the electronic mineral claim staking and recording procedures established in the Province of British Columbia. A party is able to stake and record an interest in a particular mineral claim if no other party has an interest in the said claim that is in good standing and on record at the Provincial Mining Recorder’s Office. We have no formal agreement with the Province of British Columbia.

The Pepper Hope claim is administered under the Mines Act of British Columbia. Our interest in the Pepper Hope mineral claim will continue into perpetuity provided that the minimum required expenditures toward exploration work on the claim are made in compliance with the Act. The required amount of expenditures toward exploration work is set by the Province of British Columbia and can be altered in its sole discretion. Currently, the amount required to be expended annually for exploration work within the first three years that the mineral claim is acquired is $4.00cn per hectare. If the mineral claim has been in place for longer than three years, the Province of British Columbia requires that the amount of exploration work expended annually is at least $8.00cn per hectare.

We selected the Pepper Hope mineral property based upon an independent geological report which was commissioned from Richard A. Jeanne, a Consulting Geologist. Mr. Jeanne recommended a an exploration program on this claim which will cost us approximately $9,250

Description and Location of the Pepper Hope mineral claim

The Pepper Hope claim is located in southeastern British Columbia, Canada, at Sheep Camp in the Nelson Mining Division, about 40 kilometers (≈25 miles) south-southeast of the town of Nelson. It comprises 147.899 hectares (365.5 acres), centered at Latitude 49° 9' 9" N and Longitude 117° 10' 58" W. It lies within the area covered by NTS map sheet 082F 03E. The claim comprises all or parts of 7 Mineral Title cells, totaling 147.899 hectares (365.5 acres) in area.

The Province of British Columbia owns the land covered by the Pepper Hope mineral claim. Currently, we are not aware of any native land claims that might affect the title to the mineral claim or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten this claim, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims and interest in this claim, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we hold in this claim.

Geological Exploration Program in General

We have obtained an independent Geological Report and have acquired a 100% ownership interest in the Pepper Hope mineral claim. Richard A. Jeanne, Consulting Geologist, has prepared this Geological Report and reviewed all available exploration data completed on this mineral claim.

Mr. Jeanne is a geologist with offices at 3055 Natalie Street, Reno Nevada, 89509. He has a B.S. in Geology from Northern Arizona University and an M.A. in Geology from Boston University with over 27 years experience since graduation. Mr. Jeanne is a Certified Professional Geologist with the American Institute of Professional Geologists (Certificate Number 8397).

The property that is the subject of the Pepper Hope mineral claim is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claims. We have not yet commenced the field work phase of our initial exploration program. Exploration is currently in the planning stages.

Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Geological Report are provided below.

Pepper Hope Mineral Claim Geological Report, Dated March 20, 2007

A primary purpose of the geological report is to review information, if any, from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of commercial production project on the mineral claims. The summary report lists results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

Exploration Potential of the Pepper Hope Mineral Claim

No records nor evidence of previous exploration or mining on the claims are known to our consulting geologist, nor are any indicated on maps and in the literature of the area reviewed by our geologist for his report.

Cambrian age rocks of the Hamill Group underlie the camp at Sheep Creek and gold is associated with northeast trending faults in quartzites of the Quartzite Range and Reno Formations within this group. Between 1890 and 2003, the Sheep Creek camp produced over 23.1 million grams of gold, 9.1 million grams silver as well as lesser amounts of copper, lead and zinc.

Historically, the area has seen significant gold production with the Rossland camp 40 km (≈25 miles) west being the second largest producer and Sheep Creek camp, adjacent to the property, being the twelfth largest producer in the province of British Columbia. Data in published reports and geologic maps of the area reveal that on the Pepper Hope property, there may be potential for hidden gold deposits of the type at Sheep Creek camp. Rocks of the Active Formation, on which the Pepper Hope claim is located, have been thrust over those of the Quartzite Range Formation.

The region is underlain by rocks of the Omineca tectonic belt. West of the claim are the Rossland and Ymir group rocks of Early Jurassic age, and to the east are rocks of the North American Terrane comprised of the Middle Proterozoic Windermere Supergroup and Lower Cambrian Quartzite Range and Reno formations. In the vicinity of the claim, and structurally overlying the Quartzite Range and Reno formations, are rocks of the Kootenay terrane comprised of the Lardeau Group and the Laib and Active formations. The claim itself appears to be underlain by the Active Formation.

The Sheep Creek mining camp, near where the claim is located, is ranked as the twelfth largest producer of lode gold in the province. The source of this production was auriferous sulfides in a fault-controlled, regional quartz vein system. Ore shoots developed in northeast trending and southeast dipping faults at their intersections with quartzite beds in the Quartzite Range Formation and to a lesser degree in the Reno Formation. Pyritiferous quartz is the major gangue mineral that also contains small amounts of pyrrhotite, chalcopyrite, galena, sphalerite and rare visible gold.

Detailed study of the geology of the property has not yet been undertaken. However, information obtained from regional geologic maps indicates the claims are underlain by rocks of the Active Formation. The Active Formation and related rocks structurally overlie the Quartzite Range and Reno formations that outcrop to the east and are the host rocks for the gold deposits in the camp (Jackaman & Höy, 2004). If this is correct, the Quartzite Range Fm may exist beneath the Active formation at the Pepper Hope claim, offering the potential for hidden ore deposits there.

No mineralization is currently known to exist on the property, however, the potential for the existence of high grade gold veins hidden by overlying rocks deserves investigation. Gold mineralization in the district occurs in quartz veins developed in northeast trending structures at their intersections with quartzite beds of the Quartzite Range Formation and to a lesser degree of the Reno Formation. These rocks are structurally overlain by rocks of the Active Formation, on which the claim is located. Outcrop patterns in the vicinity of the Pepper Hope, as shown on regional geologic maps, strongly suggest there is potential that the ore bearing formations may project beneath the rocks on which the claims are situated. Detailed mapping of the property and adjacent areas should be undertaken to more thoroughly evaluate this potential.

Access to the property can be gained from the city of Nelson by traveling approximately 50 km (≈31 miles) south on paved Routes 6 and 3 to a point about 6.5 km (≈4 miles) south of the village of Salmo, then about 5 km (≈3 miles) east via dirt roads and 4X4 trails to the southern edge of the claim.

The area typically is blanketed with snow during the winter months but during the remainder of the year the climate is moderate. No perennial streams or lakes are located on the property.

Amenities such as groceries, vehicle rental or general supplies, and services such as restaurants, lodging, banking, internet access, etc. are available in the city of Nelson, about an hour's drive from the property. No roads are located on the claim other than a four wheel drive track that clips its southern edge. Information regarding the proximity of utilities such as power and water is unknown.

The claim is underlain by terrain of modest slopes and relief between the elevations of 900 m and 1,400 m above sea level. No visit to the property has been made by us or our consulting geologist, so the extent of vegetative cover is uncertain. Aerial photo imagery provided on the Mineral Titles Online web site, however, suggests the claim and surrounding area are covered by heavy timber.

Recommendations From Our Consulting Geologist

In order to evaluate the exploration potential of the Pepper Hope claim, our consulting geologist has recommended a thorough review of the literature of the region to provide background information on the local and regional geology. In addition, our geologist has recommended that the geology of the property be mapped, with particular attention given to structural data. Geologic reconnaissance of the surrounding area, with emphasis on the structure and outcrop locations of the Quartzite Range Formation, is also recommended. This data will be necessary in order to compile cross sections that show the depth at which projections of this unit can be expected beneath the Active Formation in the vicinity of the Pepper Hope claim.

An extensive sampling program of the property is not recommended at this time. The reason is that because of the proximity of the claim to the Sheep Creek camp, it is likely that the area has previously been visited and any surface exposures of mineralization would most certainly been discovered by now. Were this the case, evidence of prospecting and development would be noted on existing maps, but no such evidence is apparent on maps reviewed by our geologist. During reconnaissance and mapping, sampling should be limited to only those outcrops that appear to be mineralized.

Rather than focusing on surface mineralization, geologic data should be sought that will either support or undermine the model of hidden deposits at Pepper Hope.

Exploration Budget

Phase I	Exploration Expenditure
Review of geologic literature, compilation of maps & cross sections	$2,400

Phase II
On site surface reconnaissance, mapping and sampling; followed by geochemical analyses	$6,850

Total, Phases I and II	$9,250

While we have not commenced the field work phase of our initial exploration program, we intend to proceed with the initial exploratory work as recommended. We expect that Phase I will begin in the winter of 2007/2008, with Phase II to begin in the Summer of 2008. Upon our review of the results, we will assess whether the results are sufficiently positive to warrant additional phases of the exploration program. We will make the decision to proceed with any further programs based upon our consulting geologist’s review of the results and recommendations. In order to complete significant additional exploration beyond the currently planned Phase I and Phase II, we will need to raise additional capital.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. We were incorporated on March 2, 2007 and our operations are not well-established. Our resources at the present time are limited. We may exhaust all of our resources and be unable to complete full exploration of the Pepper Hope mineral claim. There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.  If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.

These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

If we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Goldspan Resources, Inc. is the Mineral Tenure Act and the Mines Act of British Columbia. The initial phase of our exploration program will consist hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the B.C. Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-up exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

The B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Wiegel. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have neither formed, nor purchased any subsidiaries since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our business plan is to proceed with the exploration of the Pepper Hope mineral claim to determine whether there are commercially exploitable reserves of gold or other metals. We intend to proceed with the initial exploration program as recommended by our consulting geologist. The recommended geological program will cost a total of approximately $9,250. We had $30,428 in working capital as of July 31, 2007. Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended exploration program on the Pepper Hope mineral claim.

Phase I would consist of a review of the geologic literature pertinent to the Pepper Hope property, as well as compilation of maps and cross sections. This phase of the program would take will cost approximately $2,400. We anticipate commencing this phase of exploration in late 2007.

Phase II would entail on-site surface reconnaissance of the property, with mapping and sampling, followed by geochemical analyses of the samples taken. The Phase II program would take approximately two months to complete and would cost approximately $6,850. We anticipate commencing this phase in the Summer of 2007.

We have not retained a geologist to conduct any of the anticipated exploration work.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $30,000.

Once we receive the analyses of our initial exploration program, our board of directors, in consultation with our consulting geologist will assess whether to proceed with additional mineral exploration programs. In making this determination to proceed with a further exploration, we will make an assessment as to whether the results of the initial program are sufficiently positive to enable us to proceed. This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the market for the financing of mineral exploration projects at the time of our assessment.

In the event our board of directors, in consultation with our consulting geologist, chooses to conduct further mineral exploration programs beyond the initial program, we will require additional financing. While we have sufficient funds on hand to cover the currently planned exploration costs, we will require additional funding in order to undertake further exploration programs on the Pepper Hope mineral claim and to cover all of our anticipated administrative expenses.

In the event that additional exploration programs on the Pepper Hope claim are undertaken, we anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director. We cannot provide investors with any assurance, however, that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing. We believe that outside debt financing will not be an alternative for funding exploration programs on the Pepper Hope property. The risky nature of this enterprise and lack of tangible assets other than our mineral claim places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.

In the event the results of our initial exploration program proves not to be sufficiently positive to proceed with further exploration on the Pepper Hope mineral claim, we intend to seek out and acquire interests in North American mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities. Presently, we have not given any consideration to the acquisition of other exploration properties because we have not yet commenced our initial exploration program and have not received any results.

During this exploration stage Mr. Wiegel, our President, will only be devoting approximately five to ten hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Wiegel such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to devote more time to our business. However, he may not be able to devote sufficient time to the management of our business, as and when needed.

We had working capital in the amount of $30,428 as of July 31, 2007. This money should be enough to cover our anticipated $30,000 in expenditures in the next twelve months.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

Off Balance Sheet Arrangements

As of July 31, 2007, there were no off balance sheet arrangements.

Results of Operations for Fiscal Year Ending July 31, 2007

We did not earn any revenues from inception through the fiscal year ending July 31, 2007. We do not anticipate earning revenues until such time that we exercise our option entered into commercial production of the Pepper Hope mineral property. We are presently about to begin the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the Pepper Hope mineral property, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $3,585 from our inception on March 2, 2007, until July 31, 2007. These operating expenses consisted of general and administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking our geological exploration program and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of July 31, 2007, we had cash of $30,947 and operating capital of $30,428.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities beyond those planned for the current fiscal year. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Description of Property

The Pepper Hope claim is located in southeastern British Columbia, Canada, at Sheep Camp in the Nelson Mining Division, about 40 kilometers (≈25 miles) south-southeast of the town of Nelson. It comprises 147.899 hectares (365.5 acres), centered at Latitude 49° 9' 9" N and Longitude 117° 10' 58" W. It lies within the area covered by NTS map sheet 082F 03E.

Figure 1. Location map of the Pepper Hope Claim

Figure 2. Pepper Hope claim plan, outlined in blue.

Corporate Offices

Mr. Wiegel works from his office located in his home.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-four (34) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 80,440 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeff Wiegel, CEO, CFO, President, Secretary-Treasurer, & Director	2007	0	0	0	0	0	0	0	0

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Jeff Wiegel	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeff Wiegel	0	0	0	0	0	0	0

Director Compensation

Directors do not currently receive any compensation from the Company for their service as members of the Board of Directors. The compensation summarized above reflects the compensation each of our directors received in their capacities as executive officers of the Company.

Employment Agreements with Current Management

The Company presently not does have employment agreements with any of its current management and its management currently serves without compensation. The Company plans to develop a management compensation system when it becomes economically feasible.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Financial Statements

Index to Financial Statements:

1. Audited consolidated financial statements for the fiscal year ended July 31, 2007, including:

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GoldSpan Resources Inc.
(A Development Stage Company)
Vancouver, Canada

We have audited the accompanying balance sheet of GoldSpan Resources Inc. as of July 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception March 2, 2007 through July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GoldSpan Resources Inc. as of July 31, 2007 and the results of its operations and its cash flows from inception March 2, 2007 through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has accumulated deficit of $3,585 as of July 31, 2007. The company currently has limited liquidity and has not yet established an ongoing source of revenues sufficient to cover its operating costs which raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
September 24, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT COMPANY)
BALANCE SHEET
July 31, 2007

ASSETS

CURRENT ASSETS
Cash in bank	$30,947
Prepaid expenses	-

TOTAL CURRENT ASSETS	30,947

TOTAL ASSETS	$30,947

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$519

TOTAL CURRENT LIABILITIES	519

LONG-TERM DEBT
Note payable related party	-

TOTAL LIABILITIES	519

STOCKHOLDERS' EQUITY

Common stock: $0.001 par value; 75,000,000 shares authorized, 8,044,000 shares issued and outstanding	8,044
Additional paid in capital	25,969
Accumulated deficit	(3,585)

TOTAL STOCKHOLDERS' EQUITY	30,428

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$30,947
The accompanying notes are an integral part of these financial statements

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT COMPANY)
STATEMENT OF OPERATIONS

From Inception On March 2, 2007 through July 31, 2007

REVENUES	$-
COST OF SALES	-
GROSS MARGIN	-

OPERATING EXPENSES

General and administrative	3,585

TOTAL OPERATING EXPENSES	3,585

NET INCOME	$(3,585)

BASIC LOSS PER SHARE	$(0.00)

Weighted Average Shares Outstanding	8,044,000
The accompanying notes are an integral part of these financial statements

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT COMPANY)
STATEMENT OF STOCKHOLDERS EQUITY
	Common Stock Shares Amount		Additional Paid in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance March 2, 2007	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	5,500,000	5,500	-	-	5,500

Shares issued for cash at $0.0075 per share	2,495,000	2,495	16,218	-	18,713

Shares issued for cash at $0.20 per share	49,000	49	9,751	-	9,800

Net loss for the period ended July 31, 2007	-	-	-	(3,585)	(3,585)

Balance July 31, 2007	8,044,000	$8,044	$25,969	$(3,585)	$30,428
The accompanying notes are an integral part of these financial statements

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT COMPANY)
STATEMENT OF CASH FLOWS

From Inception On March 2, 2007 through July 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(3,585)

Adjustments to reconcile net income to net cash provided by operating activities:
Contributed expenses	-
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	-
Increase (decrease) in accounts payable	519

NET CASH PROVIDED BY OPERATING ACTIVITES	(3,066)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment purchased	-

NET CASH (USED) BY INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES	34,013
Proceeds from common stock issued	-
Increase in notes payable-related parties

NET CASH PROVIDED BY FINANCING ACTIVITIES	34,013

NET INCREASE IN CASH	30,947

CASH - Beginning of period	-

CASH - End of period	$30,947

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$-
Income taxes	$-

NON CASH FINANCING ACTIVITIES:	$-
The accompanying notes are an integral part of these financial statements

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007
1. Summary of Significant Accounting Policies
Nature of Business
GoldSpan Resources, Inc. (the Company) was incorporated in the State of Nevada on March 2, 2007. The Company is engaged in the principal business activity of acquiring and developing mineral properties. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2007.

	(Loss) (Numerator)	Shares (Denominator)	Basic (Loss)	Per Share Amount

For the Period Ended	$ (3,585)	8,044,000		$ (0.00)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended July 31, 2007.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of July 31, 2007.

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

1. Summary of Significant Accounting Policies (Continued)
Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109
Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

July 31, 2007
Income tax expense at statutory rate	$1,255
Common stock issued for services	0
Valuation allowance	(1,255)

Income tax expense per books	$0

     Net deferred tax assets consist of the following components as of:

July 31, 2007
NOL Carryover	$1,255
Valuation allowance	(1,255)

Net deferred tax asset	$0

    Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $3,585 for federal income tax reporting purposes are subject to annual limitations.
    Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

1. Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted a July 31 fiscal year end.

Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis. The inventory is maintained on a first in- first out (FIFO) basis.

Stock-based compensation.
As of July 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

1. Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

GOLDSPAN RESOURCES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007
2. COMMON STOCK
On March 6, 2007, the Company received $5,500 from its founders for 5,500,000 shares of its common stock.

On June 24, 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under. The Company sold 2,495,000 shares of its $0.001 par value common stock at a price of $0.0075 per share for $18,713 in cash.

On June 29, 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under. The Company sold 49,000 shares of its $0.001 par value common stock at a price of $0.20 per share for $9,800 in cash.

3. GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $3,585 as of July 31, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$15.62
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expenses	$20,000

Total	$25,515.62

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We closed an issue to 5,500,000 shares of common stock on March 6, 2007 to a total of seven (7) purchasers at a price of $0.001 per share. The total proceeds received from this offering were $5,500. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

We completed an offering of 2,495,000 shares of our common stock at a price of $0.0075 per share to a total of eighteen (18) purchasers on June 24, 2007. The total amount we received from this offering was $18,712.50. We completed an offering of 49,000 shares of our common stock at $0.20 per share to a total of nine (9) purchasers on June 29, 2007. The total amount we received from this offering was $9,800. The identity of the purchasers from both of these offerings is included in the selling shareholder table set forth above. We completed both of these offerings pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of David S. Jennings, Esq., with consent to use
23.1	Consent of Moore & Associates
99.1	Geological Report of Richard A. Jeanne, Consulting Geologist

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on October 2, 2007.

GOLDSPAN RESOURCES, INC.

By: /s/ Jeff Wiegel
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Wiegel as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Jeff Wiegel
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director
October 2, 2007